Exhibit 4.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

ISSUE DATE: [•], 2025

WARRANT TO PURCHASE COMMON STOCK

OF

EIKON THERAPEUTICS, INC.

This warrant (this “Warrant”) certifies that, for value received, [•] (the “Holder”), is entitled to purchase from Eikon Therapeutics, Inc., a Delaware corporation (the “Company”), in whole or in part, up to [•] fully paid and non-assessable shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price equal to $[•] per Warrant Share (the “Exercise Price”), on and subject to the terms and conditions set forth in this Warrant. The number of Warrant Shares and the Exercise Price are subject to adjustment as provided below and all references to Warrant Shares and Exercise Price herein shall be deemed to include any such adjustment or series of adjustments. This Warrant is one of a series of warrants on substantially the same terms and conditions that are issued in connection with the Series D Preferred Stock Purchase Agreement by and among the Company and purchasers dated on or about the date hereof (collectively, the “Warrants”).

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable for the Warrant Shares, in whole or in part, at any time up to and including the first to occur of the following: (a) the consummation of a Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation filed with the State of Delaware on or about the Issue Date, as amended and restated from time to time (the “Restated Certificate”)) and (b) the fifth (5th) anniversary of the date hereof (the period referred to in (a) and (b), the “Exercise Period”), and thereafter shall terminate and be void.

2. Exercise of Warrant.

(a) Cash Exercise. This Warrant may be exercised, in whole or in part, by the Holder by (i) the surrender of this Warrant to the Company, together with the Notice of Exercise in the form attached hereto as Exhibit A, duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check, of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment shall have been made for the Warrant Shares as aforesaid; provided, however, that, unless otherwise specified by the Holder, the exercise of this Warrant in connection with a Liquidation Event shall be deemed effective only immediately prior to the consummation of such Liquidation Event.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a), this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant to the Company, together with a duly executed Notice of Exercise in the form attached hereto as Exhibit A (the “Net Issue Exercise”), specifying the number of Warrant Shares to be the subject of the Net Issue Exercise, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period. The Company agrees that the number of Warrant Shares set forth in the formula below shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid; provided, however, that, unless otherwise specified by the Holder, the exercise of this Warrant in connection with a Liquidation Event shall be deemed effective only immediately prior to the consummation of such Liquidation Event. Upon such exercise, the Company shall issue to the Holder a number of Warrant Shares computed as of the date of surrender of this Warrant to the Company using the following formula:

X=	Y(A-B)
A

Where	X =	the number of Warrant Shares to be issued to Holder under this Section 2(b);

	Y =	the number of Warrant Shares to be the subject of the Net Issue Exercise;

	A =	the Fair Market Value (as defined below) of one Warrant Share at the date of such calculation; and

	B =	the Exercise Price.

(c) Fair Market Value. For purposes of Section 2(b), “Fair Market Value” of one Warrant Share as of any date shall be calculated as follows: (i) if the Warrant is exercised other than in connection with a Liquidation Event and the Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, the Fair Market Value of a Warrant Share shall be the volume weighted average price per share of Common Stock for the ten (10) trading days ending on the Business Day immediately preceding the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company, (ii) if the Warrant is exercised in connection with a Liquidation Event, the Fair

Market Value of a Warrant Share shall be the purchase price per share of Common Stock to be paid by the purchaser in such Liquidation Event transaction or (iii) in all other cases, the Fair Market Value of a Warrant Share shall be the fair market value per Warrant Share on the date such notice was received by the Company as reasonably determined in good faith by the Board of Directors of the Company.

(d) Mechanics of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date; provided, however, that, unless otherwise specified by the Holder, the exercise of this Warrant in connection with a Liquidation Event shall be deemed effective only immediately prior to the consummation of such Liquidation Event. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of remaining Warrant Shares for which this Warrant may then be exercised.

(e) No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Warrant Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(f) Reservation of Stock. The Company agrees during the Exercise Period to take all reasonable action to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may be necessary to increase its authorized and unissued shares of its Common Stock to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

(g) Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 1 by so indicating in the notice of exercise.

(h) Automatic Exercise. If the Holder of this Warrant has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Section 1, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 2(b) effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of Shares, unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

(i) Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

(j) Adoption Agreement. Except in the case of exercise in connection with a Liquidation Event, upon exercise of this Warrant, the Holder shall execute, or if the Holder elects to have all or a portion of the Warrant Shares issued to an Affiliate pursuant to the Notice of Exercise, the Holder shall cause such Affiliate to execute, an adoption agreement, substantially in the form attached hereto as Exhibit B, pursuant to which Holder or such Affiliate shall agree to be bound by and subject to the terms and conditions of the Amended and Restated Voting Agreement, dated on or about the Issue Date, by and among the Company and the stockholders listed therein (as the same may be amended, modified, supplemented or replaced from time to time).

3. Rights of Holder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of securities, reclassification of securities, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

4. Transferability; Lock-Up.

(a) Holder will not assign, hypothecate, donate, encumber or otherwise dispose of any interest in this Warrant or Warrant Shares except in compliance with the provisions of applicable securities laws and in compliance with Section 7(c) below. It is expressly acknowledged and agreed that this Warrant and the Warrant Shares will be subject to any other restrictions on transfer that may be contained in the Restated Certificate and the Bylaws of the Company, as may be in effect from time to time, as if the Warrant were shares of stock of the Company.

(b) Holder hereby agrees that it will not, without the prior written consent of the managing underwriter (for an Initial Public Offering) or the Company (for a Direct Listing or SPAC Transaction), during the period commencing on the date of (i) with respect to an Initial Public Offering, the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, (ii) with respect to a Direct Listing, the effectiveness of the registration statement or

(iii) with respect to a SPAC Transaction, the closing of such, as applicable, and ending on the date specified by the Company and the managing underwriter (for an Initial Public Offering), the Company (for a Direct Listing or SPAC Transaction) (the “Lock-Up Period”) (such Lock-Up Period not to exceed one hundred eighty (180) days) (x) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of stock of the Company held immediately prior to the effectiveness of the registration statement for the Initial Public Offering, Direct Listing or SPAC Transaction, as applicable; or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the stock of the Company, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of stock of the Company or other securities, in cash or otherwise. The foregoing provisions of this Section 4(b) shall apply only in connection with the Initial Public Offering, Direct Listing or SPAC Transaction, as applicable, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to Holder if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Initial Public Offering, and the SPAC in a SPAC Transaction, are intended third party beneficiaries of this Section 4(b) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Public Offering that are consistent with this Section 4(b) or that are necessary to give further effect thereto. “Direct Listing” means the Company’s initial listing of its Common Stock (other than shares of Common Stock not eligible for resale under Rule 144) on a national securities exchange by means of an effective registration statement on Form S-1 filed by the Company with the SEC that registers shares of existing capital stock of the Company for resale and does not involve any underwriting services. “Initial Public Offering” means the closing of the Company’s first bona fide, firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act. “SPAC Transaction” means a merger or consolidation of the Company with or into a special purpose acquisition (or blank check or similar) company or its subsidiary (a “SPAC”), neither of which entities has operations prior to such merger or consolidation other than the raising of funds, holding or otherwise managing such funds and seeking a business combination with an operating entity, as a means of the Company’s raising funds as an alternative to an initial public offering, which may include, but does not require for purposes of this Agreement, a private investment in public equity fundraising.

(c) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of stock of the Company of Holder (and transferees and assignees thereof) until the end of such restricted period.

(d) Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant (and any securities issued by the Company upon conversion or exchange thereof) shall bear a legend substantially to the foregoing effect prior to the effectiveness of a registration statement of the Company under the Securities Act.

5. Adjustments. The Exercise Price and the number of Warrant Shares purchasable under this Warrant are subject to adjustment from time to time as follows:

(a) Reclassification, etc. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 5.

(b) Split, Subdivision or Combination of Securities. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, then (i) in the case of a split or subdivision, the Exercise Price for such securities shall be proportionately decreased and the number of securities issuable upon exercise of this Warrant shall be proportionately increased, and (ii) in the case of a combination, the Exercise Price for such securities shall be proportionately increased and the number of securities issuable upon exercise of this Warrant shall be proportionately decreased.

(c) Adjustments for Dividends in Securities or Property. If while this Warrant or any portion hereof remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible security holders, shall have become entitled to receive, without payment therefor, other or additional securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of securities receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such securities and/or all other additional securities available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 5.

(d) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5.

6. Definitions. For purposes of this Warrant, the following terms shall have the definitions set forth below:

(a) “Affiliate” means any person or entity who directly or indirectly, controls, is controlled by or is under common control with the Holder, including without limitation any general partner, managing member, officer, principal, director or trustee of such party, or any venture capital fund or other investment fund or registered investment company now or hereafter existing which is controlled by one or more general partners (or member thereof), managing members or investment advisors of, or shares the same management or advisory company (or stockholder or member thereof) with, such party.

(b) “Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of California are authorized to be closed.

7. Miscellaneous.

(a) Saturdays, Sundays and Holidays. This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a day that is not a Business Day, the expiration date for this Warrant shall be extended to 5:00 p.m. Pacific Time on the following Business Day.

(b) Amendments, Waivers and Termination. This Warrant may be amended or modified, and its terms may be waived, by a written instrument signed by the Company and the Holder; provided, that all of the Warrants may be amended, and their terms may be waived, by a written instrument signed by the Company and the holders of a majority-in-interest of the shares issuable upon exercise of the then outstanding Warrants; provided, further, that this Warrant may not be amended or terminated and the observance of any term hereof may not be waived with respect to the Holder without the written consent of the Holder, unless such amendment, termination, or waiver applies to all holders of the Warrants in the same fashion. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(c) Successors and Assigns. This Warrant may not be assigned, conveyed or transferred by the Company or the Holder without the prior written consent of the other party; provided, that, the Holder may assign this Warrant to an Affiliate. Subject to the foregoing, the rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns and transferees. Except as expressly provided in this Warrant, the terms and provisions of this Warrant are for the sole benefit of the Company and the Holder and their respective permitted successors and assigns, and are not intended to confer any third-party benefit on any other person.

(d) Notices. All notices, requests, demands, consents, instructions or other communications to or upon the Company or the Holder under this Warrant shall be in writing and faxed, emailed, mailed or personally delivered to each party to the facsimile number, e-mail address or physical address set forth below (or to such other facsimile number, e-mail address or physical address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective: (i) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (ii) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed or e-mailed, upon confirmation of receipt:

Company:	(A) prior to April 15, 2025, to: Eikon Therapeutics, Inc. 3929 Point Eden Way Hayward, CA 94545 Attn: General Counsel Email: [***]

(B) on and following April 15, 2025, to: Eikon Therapeutics, Inc. 230 Harriet Tubman Way Millbrae, CA 94030 Attn: General Counsel Email: [***]

Holder:	To the address set forth below the Holder’s signature page to this Warrant

(e) Waiver; Cumulative Remedies. No failure by the Company or the Holder to exercise and no delay by any such party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(f) Severability. Any provision of this Warrant that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) Governing Law. This Warrant shall be construed and enforced in accordance with and governed by laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

(h) Jurisdiction and Service of Process. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DELAWARE, OTHER THAN THE UC REGENTS WITH RESPECT TO FEDERAL COURT JURISDICTION, IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AND TO THE RESPECTIVE COURT (OTHER THAN THE UC REGENTS WITH RESPECT TO THE FEDERAL COURT) TO WHICH AN APPEAL OF THE DECISIONS OF ANY SUCH COURT MAY BE TAKEN, AND EACH PARTY AGREES NOT TO COMMENCE, OR COOPERATE IN OR ENCOURAGE THE COMMENCEMENT OF, ANY SUCH PROCEEDING, EXCEPT IN PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY JURISDICTION BY SUIT IN SUCH A COURT, OTHER THAN THE UC REGENTS WITH RESPECT TO THE FEDERAL COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE THEREIN OF SUCH A PROCEEDING, OTHER THAN THE UC REGENTS WITH RESPECT TO THE FEDERAL COURT.

(i) Acknowledgement of the Holder. The Holder acknowledges by acceptance of this Warrant that: (i) it has acquired this Warrant for investment and not with a view to distribution; (ii) by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transaction; and (iii) it is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Warrant has been executed and delivered as of the date first written above.

Company:

EIKON THERAPEUTICS, INC.

By:
Name:	Roger M. Perlmutter
Title:	President and Chief Executive Officer

AGREED TO AND ACCEPTED:

Holder:

[•]

By:
Name:
Title:

Address:
Email:

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

To:	Eikon Therapeutics, Inc. (the “Company”)
Attention:	______________________________
Date:	______________________________

1.

Exercise. The undersigned hereby elects to purchase [______] Warrant Shares (the “Exercised Shares”) pursuant to the terms of the attached Warrant. Certain capitalized terms used herein are defined in the attached Warrant.

2.	Payment.

•	The undersigned elects to pay the entire $[________] aggregate Exercise Price for the Exercised Shares, as follows (check as applicable), in accordance with the terms of the attached Warrant:

__ in cash

__by wire transfer of immediately available funds to a bank account specified by the Company

__by certified check.

•

The undersigned hereby instructs the Company to withhold from the Exercised Shares a number of Exercised Shares with an aggregate Fair Market Value as of the date hereof equal to the aggregate Exercise Price for the Exercised Shares, in accordance with the terms of the Net Issue Exercise set forth in Section 2(b) of the attached Warrant.

•

The undersigned elects to pay $[________] of the aggregate Exercise Price for the Exercised Shares in cash, in accordance with the terms of the attached Warrant and hereby instructs the Company to withhold from the Exercised Shares a number of Exercised Shares with an aggregate Fair Market Value as of the date hereof equal to the remaining aggregate Exercise Price for the Exercised Shares, in accordance with the terms of the Net Issue Exercise set forth in Section 2(b) of the attached Warrant.

3.	Issuance of Shares. The Exercised Shares, and any certificates representing or evidencing the Exercised Shares, shall be issued to:

•	The undersigned.

•	The following Affiliate of the undersigned:

Name:
Contact Name:
Contact Title:

Address:

Facsimile:	( ) -
E-mail:

4.	Unexercised Portion of Warrant. A new Warrant for the Warrant Shares not purchased hereby shall be issued to:

•	Not Applicable (the Exercised Shares constitute all of the Warrant Shares remaining under the attached Warrant).

•	The undersigned.

•	The following Affiliate of the undersigned:

Name:
Contact Name:
Contact Title:
Address:

Facsimile:	( ) -
E-mail:

5.

Investment Representation Statement. In connection with the purchase of the Exercised Shares as set forth above, the undersigned hereby represents to the Company as follows (and if the Exercised Shares are issued to an Affiliate of the undersigned, all references to the undersigned in this Section 5 shall apply to such Affiliate, mutatis mutandis):

(a) The Exercised Shares will be acquired for investment for the undersigned’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same. By executing this Notice of Exercise, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Exercised Shares.

(b) The undersigned understands that the Exercised Shares at the time of issuance may not be registered under the Securities Act, and applicable state securities laws, on the ground that the issuance of such Exercised Shares is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) The undersigned agrees that in no event will it make a disposition of any of the Exercised Shares unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Exercise Notice, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e) The undersigned is an “accredited investor”, as such term is defined in Regulation D promulgated under the Securities Act.

(f) The undersigned acknowledges that the Exercised Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)), and the number of shares being sold during any three month period not exceeding specified limitations.

IN WITNESS WHEREOF, this Exercise Notice has been executed and delivered as of the date first written above.

[•]

By:
Name:
Title:

EXHIBIT B

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Holder”) pursuant to that certain Amended and Restated Voting Agreement dated as of _____________, 2025 (the “Agreement”) by and among Eikon Therapeutics, Inc. (the “Company”) and certain of its stockholders, as such Agreement may amended and/or restated thereafter. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1. Acknowledgment. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) as a new Investor in accordance with Section 11.8 of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

2. Agreement. Holder (a) agrees that the Stock acquired by Holder shall be bound by and subject to the terms of the Agreement, and (b) hereby adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed beside Holder’s signature below.

[Remainder of page intentionally left blank]

EXECUTED AND DATED this   day of ,     20__.

HOLDER:

By:

Name:

Title:

Address:

Email:

Accepted and Agreed:

EIKON THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Adoption Agreement]